UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 1, 2007

General Cable Corporation

__________________________________________

(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (859) 572-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On May 1, 2007 the Registrant issued a press release, a copy of which is filed as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

List below the financial statements, pro forms financial information and exhibits, if any, filed as part of this report.

(c)   The Exhibit accompanying this report is listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

May 1, 2007

/s/ Robert J. Siverd

Robert J. Siverd

Executive Vice President and

General Counsel

INDEX TO EXHIBITS

Exhibit Number

Description

Method of Filing

99

Press Release

Filed Herewith

GENERAL CABLE CORPORATION

Exhibit 99

CONTACT:

Michael P. Dickerson

                                                         FOR IMMEDIATE RELEASE

Vice President of Finance and

                 May 1, 2007

Investor Relations

(859) 572-8684

GENERAL CABLE REPORTS RECORD FIRST QUARTER RESULTS

HIGHLAND HEIGHTS, KENTUCKY, May 1, 2007 – General Cable Corporation (NYSE: BGC) reported today revenues and earnings for the first quarter. Revenues were $1,009.2 million compared to $804.3 million in the prior year, an increase of 25%. Adjusted for the impact of charges related to the Company’s tender offer for substantially all of its $285 million 9.5% Senior Notes, net income applicable to common shareholders for the first quarter of 2007 was $53.6 million compared to net income of $21.3 million in the first quarter of 2006. Reported earnings per share for the first quarter of 2007 were $0.71. Excluding the impact of charges related to the Company’s tender offer for its $285 million Senior Notes, earnings per share on a diluted basis for the first quarter ended March 30, 2007 were $1.01 per share compared to $0.41 per share in the first quarter of 2006.

In the first quarter of 2007, the Company completed a tender offer for its $285 million 9.5% Senior Notes due 2010. As part of this tender, the Company recorded approximately $25.1 million in pretax charges or, $0.30 earnings per share on a diluted basis, principally related to the tender premium required to redeem the Notes early and the write-off of existing prepaid bank fees. In addition, the Company completed a private placement of $325 million of new Senior Notes, comprised of $200 million in aggregate principal amount of 7.125% Senior Fixed Rate Notes due 2017 and $125 million aggregate principal amount of Senior Floating Rate Notes due 2015. Proceeds of the new notes were used principally to finance the tender for the $285 million notes and resulted in an approximately 200 basis point reduction in the Company’s effective interest rate.

First Quarter Highlights

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Increased year-over-year first quarter operating margins by 420 basis points, on a metal-adjusted basis.

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Completed a tender offer for substantially all of the Company’s $285 million 9.5% fixed rate notes.

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Issued $325 million fixed and floating notes in a private placement.

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Acquired a specialty cable manufacturer in China.

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Experienced strong electric utility revenue growth.

First Quarter Results

Net sales for the first quarter of 2007 were $1,009.2 million, and represent an increase of $131.8 million or 15% compared to the first quarter of 2006 on a metal-adjusted basis.  Revenues from recent acquisitions contributed $28.5 million in the first quarter, while changes in foreign exchange rates contributed about $26.4 million.  Without the impact of these items, organic revenue growth was approximately 9% in the first quarter of 2007 compared to 2006. The average price per pound of copper in the first quarter was $2.70, a decrease of $0.49, or 15% from the fourth quarter of 2006, and an increase of $0.45 or 20% from the first quarter of 2006. The average price per pound of aluminum in the first quarter was $1.30, an increase of $0.02, or 2% from the fourth quarter of 2006, and $0.15 or 13% from the first quarter of 2006.

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GENERAL CABLE REPORTS RECORD FIRST QUARTER RESULTS

First quarter 2007 operating income was $91.1 million compared to $42.2 million in the first quarter of 2006, an increase of $48.9 million or 116%. Operating margin was 9.0% in the first quarter of 2007, an increase of approximately 420 basis points from the metal-adjusted operating margin percentage of 4.8% in the first quarter of 2006.

Major Market Update

Net sales of the Company’s global electric utility products were up 25% on a metal-adjusted basis from the first quarter of 2006, including approximately nine percentage points of growth related to ECN which was acquired in the third quarter of 2006.  North American transmission cable volumes, as measured by metal pounds sold, were up 25% in the first quarter of 2007 compared to 2006. “This growth is on top of the 36% increase reported for the full year 2006,” said Gregory B. Kenny, President and Chief Executive Officer of General Cable. “Over the last several quarters, we have reported North American transmission growth rates from the low 20% range to over 60%. It is likely that over time, growth rates for these products will continue to be highly variable depending on the approval and funding cycle times for large projects.”   Operating earnings for the Company’s global electric utility businesses increased 121% to $40.9 million in the first quarter of 2007 versus 2006. As a percentage of metal adjusted revenues, operating margins grew about 440 basis points to 10.1% in the first quarter of 2007 compared to 2006.  “The Company continues to experience increasing demand, particularly for overhead transmission cable in the US and Europe, as well as better pricing realization for high voltage products from Silec. Combined with tight supply in the market for utility products, this has produced increasing prices and is allowing manufacturing improvements to fall to the bottom line,” Kenny said

Net sales of the Company’s global electrical infrastructure products were up 14% on a metal-adjusted basis from the first quarter of 2006. Operating earnings for the Company’s electrical infrastructure businesses increased 162%, to $31.4 million, in the first quarter of 2007 versus 2006. As a percentage of metal-adjusted revenue, operating margins grew about 540 basis points to 9.5% in the first quarter of 2007 compared to 2006. The increase in operating margin for the Company’s global electrical infrastructure businesses is primarily a result of increasing end-market demand in certain sectors (particularly in the mining, oil, gas, and petrochemical markets), and increased pricing for the Company’s products in these markets. Improvements in North American inventory stocking levels and the resulting shorter delivery lead times have led to additional pricing realization. Operating margin for the North American electrical infrastructure business has improved to 8.6% in the first quarter of 2007 from 1.5% in the first quarter of 2006. “During the first quarter, electrical distributors began to restock in anticipation of the construction season and a rebound in metals prices,” Kenny said. In international markets, particularly Spain, strong project business and product pricing continue to drive operating margin improvement, more than offsetting some weakness for low voltage products used in residential and non-residential construction. Operating margin as a percent of metal adjusted revenues for the international electrical infrastructure business has grown by 470 basis points from 5.1% in the first quarter of 2006 to 9.8% in 2007.

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GENERAL CABLE REPORTS RECORD FIRST QUARTER RESULTS

In the communications market, demand for high-bandwidth data networking cables continues to show strength. After a pause in the fourth quarter of 2006, distributor inventory levels appear to be rebalanced with demand. Net sales for networking cables were up 35% in the first quarter of 2007 compared to 2006.  This increase is a result of continuing improvements in distributor purchases, increased market prices and a continuing mix shift toward higher end networking products, including shielded and unshielded category 6 and 10-gigabit cables.  As a result of these market improvements as well as continuing lean initiatives, operating margin in the networking segment has improved over 1,000 basis points to 6.7% in the first quarter of 2007 compared to a negative 3.4% in 2006.  Sales of data networking products in international markets have been accelerating and now represent 37% of networking segment revenues.

On a sequential basis, volumes of telecommunications cables sold have improved 15% from the fourth quarter of 2006 on a metal pound sold basis. While the business continues to report a decline in year-over-year sales volumes, the sequential improvement is encouraging. “The Company has gone through a significant transition over the last 10 years. Telecommunications cables in the 1990’s defined General Cable and now represent only about 8% of our revenues. While we never like to see businesses in decline, we believe we made timely strategic adjustments to diversify our product and geographic mix to take advantage of global growth opportunities such as energy infrastructure products. Despite the decline in this business over the last five years, we expect it to continue to meaningfully contribute to our earnings and cash generation which we will use to invest in areas of fresh opportunity,” said Kenny

Preferred Stock Dividend

In accordance with the terms of the Company’s 5.75% Series A Convertible Redeemable Preferred Stock, the Board of Directors has declared a regular quarterly preferred stock dividend of approximately $0.72 per share.  The dividend is payable on May 24, 2007 to preferred stockholders of record as of the close of business on April 30, 2007. The Company expects the quarterly dividend payment to approximate $0.1 million.

Acquisitions

During the first quarter and more recently in April, the Company announced a series of transactions which will open up two major geographic markets, China and India, and greatly expand our capability to service our submarine cable and systems customer base.

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Purchased Norddeutsche Seekabelwerke GmbH & Co. KG (NSW) based in Nordenham, Germany. NSW is a leading global supplier of offshore cables and systems. They are also a European leader in aerial network communication and control cables for electric utilities.

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Purchased Jiangyin Huaming Specialty Cable Co. Ltd., a Chinese manufacturer of specialty automotive and industrial cable products, based in Jiangsu province. We expect to expand its production capabilities and capacity as well as diversify our product offering to include transportation, mining, and nuclear generation cables for the Chinese market. We continue to look for additional investment opportunities in China.

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GENERAL CABLE REPORTS RECORD FIRST QUARTER RESULTS

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Formed joint ventures with Plaza Cable Group of Companies headquartered in New Delhi, which will ultimately incorporate all of Plaza’s existing wire and cable assets.  Plaza currently manufactures low and medium voltage energy and construction cables for the Indian market. Over the next two years, the Company plans to invest up to an additional $40 million in India. This investment will include a green-field site and will expand production of low and medium voltage cables and introduce high voltage electric utility cable capability as well.

Second Quarter 2007 Outlook

Commenting on the outlook for the second quarter of 2007, Kenny said, “Recent copper price volatility greatly complicates short term forecasting as we must estimate the metal direction and recovery timing principally to our distribution and retail channel partners which represent about 40% of our revenues.  Overall, for the second quarter we expect revenues to approach $1.1 billion and diluted earnings per share are expected to be $1.00 or higher.  In the second quarter of 2006, we earned an adjusted $0.61 per share, excluding tax related benefits and metal gains noted in our release at that time.  The second quarter seasonal peak of revenue and earnings that we have historically experienced appear to be moderating. We believe this is due principally to the geographic and product expansion we have made over the last few years coupled with a reduction in our exposure to telecommunications cable demand, traditionally our most seasonal business.”

General Cable will discuss first quarter results on a conference call and webcast at 8:30 a.m. ET tomorrow, May 2. For more information please see our website at www.generalcable.com.

With $3.7 billion of revenues and 8,000 employees, General Cable (NYSE:BGC) is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial,  and communications markets. Visit our website at www.generalcable.com.

Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include the economic strength and competitive nature of the geographic markets that the Company serves; economic, political and other risks of maintaining facilities and selling products in foreign countries; changes in industry standards and regulatory requirements; advancing technologies, such as fiber optic and wireless technologies; volatility in the price of copper and other raw materials, as well as fuel and energy and the Company’s ability to reflect such volatility in its selling prices; interruption of supplies from the Company’s key suppliers; the failure to negotiate extensions of the Company’s labor agreements on acceptable terms; the Company’s ability to increase manufacturing capacity and achieve productivity improvements; the Company’s dependence upon distributors and retailers for non-exclusive sales of certain of  the Company’s products; pricing pressures in the Company’s end markets; the Company’s ability to maintain the uncommitted accounts payable or accounts receivable financing arrangements in its European operations; the impact of any additional charges in connection with plant closures and the Company’s inventory accounting practices; the impact of certain asbestos litigation, unexpected judgments or settlements and environmental liabilities; the ability to successfully identify, finance and integrate acquisitions; the impact of terrorist attacks or acts of war which may affect the markets in which the Company operates; the Company’s ability to  retain key employees; the Company’s ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the impact on the Company’s operating results of its  pension accounting practices; volatility in the market price of the Company’s common stock all of which are more fully discussed in the Company's Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, as well as periodic reports filed with the Commission.

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TABLES TO FOLLOW

Release No. 0545

05/01/07